Exhibit 99.1
RideNow Group, Inc. Reports Second Quarter 2026 Financial Results

Continued Growth in Same Store Revenue, Gross Profit and Unit Volume in the Second Quarter
CHANDLER, Arizona – August 11, 2026 – RideNow Group, Inc. (NASDAQ: RDNW), ("we", "our", the "Company", or "RideNow"), today announced financial results for the second quarter ended June 30, 2026.

Key Second Quarter 2026 Highlights (Compared to Second Quarter 2025)
•Total revenue decreased 1.0%, primarily due to our store consolidation effort coupled with our former transportation services which ceased operations at the end of December 2025.
•On a same store sales basis, Powersports Revenue was up 3.0%, driven by a 1.7% increase in unit sales.
•Total gross profit was $84.8 million, up 1.1% as compared to $83.9 million.
•Selling, general & administrative expenses ("SG&A") were $65.0 million, or 76.7% of gross profit, compared to $66.7 million, or 79.5% of gross profit.
•Net income improved to $6.5 million as compared to a net loss of $32.2 million in the prior year, which included a franchise right impairment charge of $34.0 million.
•Adjusted EBITDA increased to $20.5 million from $17.2 million, up 19.2%.

Commenting on the quarter, Chairman, Chief Executive Officer and President Michael Quartieri said, “I am incredibly proud of our team's execution and the substantial progress we have made on our “back to our roots” strategy. Our performance gains over the last year demonstrate that we're on the right trajectory. We remain committed to driving sustained profitable growth, and delivering long-term value for our shareholders.”

Second Quarter 2026 Results

	Three Months Ended June 30,
($ in millions)	2026	2025	YOY Change
Revenue	$296.8	$299.9	(1.0)%
Gross Profit	$84.8	$83.9	1.1%
SG&A	$65.0	$66.7	(2.5)%
Adjusted SG&A(1)	$62.8	$64.9	(3.2)%
Operating Income (Loss)(2)	$17.9	$(18.8)	NM
Net Income (Loss)(2)	$6.5	$(32.2)	NM
Adjusted EBITDA(1)	$20.5	$17.2	19.2%

Unit Retail Sales:
New Powersports	10,807	10,618	1.8%
Pre-owned Powersports	4,924	5,283	(6.8)%

	Six Months Ended June 30,
($ in millions)	2026	2025	YOY Change
Operating Cash Flow	$(27.7)	$4.0	NM
Capital Expenditures	$(2.1)	$(2.9)	27.6%
Adjusted Free Cash Flow(1)	$20.8	$2.9	NM
	Jun. 30,	Dec. 31,
	2026	2025	Change
Cash (unrestricted)	$46.7	$29.5	58.3%
Long-term Debt, including Current Maturities	$213.1	$207.6	2.6%
Principal of Long-Term Debt, including Current Maturities	$221.1	$218.8	1.1%
Non-Vehicle Net Debt(1)	$174.4	$189.3	NM
NM = not meaningful.
(1) Adjusted SG&A, Adjusted EBITDA, Adjusted Free Cash Flow, and Non-Vehicle Net Debt are non-GAAP measures. Reconciliations of most directly comparable GAAP to non-GAAP financial measures are provided in accompanying financial schedules.
(2) The second quarter of 2025 includes a $34.0 million franchise rights impairment charge.

Second Quarter 2026 — Operating Results

Key Operating Metrics

	Three Months Ended June 30,			Six Months Ended June 30,
$ in millions, except per unit	2026	2025	YOY Change	2026	2025	YOY Change
Unit Sales (#)
Retail
New	10,807	10,618	1.8%	20,139	18,631	8.1%
Pre-owned	4,924	5,283	(6.8)%	9,517	9,590	(0.8)%
Total retail	15,731	15,901	(1.1)%	29,656	28,221	5.1%
Wholesale	895	1,216	(26.4)%	1,674	2,082	(19.6)%
Total Powersports Unit Sales	16,626	17,117	(2.9)%	31,330	30,303	3.4%

Revenue
New retail vehicles	$156.6	$154.8	1.2%	$291.6	$274.9	6.1%
Pre-owned retail vehicles	57.1	59.2	(3.5)%	109.1	107.3	1.7%
Wholesale vehicles	6.0	5.0	20.0%	10.9	8.8	23.9%
Finance & Insurance, net	27.0	27.2	(0.7)%	48.8	48.3	1.0%
Parts, Services, and Accessories	50.1	52.4	(4.4)%	96.8	98.5	(1.7)%
Total Powersports Revenue	$296.8	$298.6	(0.6)%	$557.2	$537.8	3.6%

Gross Profit
New retail vehicles	$23.1	$20.5	12.7%	$42.3	$36.8	14.9%
Pre-owned retail vehicles	10.3	11.1	(7.2)%	19.1	18.9	1.1%
Wholesale vehicles	0.2	—	NM	0.0	0.1	—%
Finance & Insurance, net	27.0	27.2	(0.7)%	48.8	48.3	1.0%
Parts, Services, and Accessories	24.2	24.9	(2.8)%	46.2	45.7	1.1%
Total Powersports Gross Profit	$84.8	$83.7	1.3%	$156.4	$149.8	4.4%
Powersports GPU(1)	$5,390.6	$5,263.8	2.4%	$5,273.8	$5,308.1	(0.6)%
(1) Calculated as total powersports gross profit divided by total retail units sold.

Same Store Metrics(1)	Three Months Ended June 30,			Six Months Ended June 30,
$ in millions, except units and per unit	2026	2025	YOY Change	2026	2025	YOY Change
Same Store Units (#)
Retail
New vehicles	10,789	10,120	6.6%	20,050	17,880	12.1%
Pre-owned vehicles	4,924	5,033	(2.2)%	9,517	9,151	4.0%
Total retail	15,713	15,153	3.7%	29,567	27,031	9.4%
Wholesale	527	808	(34.8)%	1,122	1,352	(17.0)%
Total Powersports Unit Sales	16,240	15,961	1.7%	30,689	28,383	8.1%

Same Store Revenue
New retail vehicles	$156.5	$148.5	5.4%	$291.1	$265.6	9.6%
Pre-owned retail vehicles	57.1	56.4	1.2%	109.1	102.5	6.4%
Total retail	213.6	204.9	4.2%	400.2	368.1	8.7%
Wholesale vehicles	3.5	2.6	34.6%	7.0	4.6	52.2%
Total Same Store Vehicles	217.1	207.5	4.6%	407.2	372.7	9.3%
Finance & Insurance, net	24.3	24.7	(1.6)%	45.7	43.8	4.3%
Parts, Services, and Accessories	50.1	50.7	(1.2)%	96.8	95.3	1.6%
Total Powersports Revenue	$291.5	$282.9	3.0%	$549.7	$511.8	7.4%

Same Store Gross Profit
New	$23.6	$22.0	7.3%	$42.8	$38.3	11.7%
Pre-owned	10.3	10.5	(1.9)%	19.0	18.2	4.4%
Total retail	33.9	32.5	4.3%	61.8	56.5	9.4%
Wholesale vehicles	$0.1	$(0.1)	200%	$(0.2)	$(0.2)	—%
Total Same Store Vehicles	34.0	32.4	4.9%	61.6	$56.3	9.4%
Finance & Insurance, net	24.3	24.7	(1.6)%	45.7	43.8	4.3%
Parts, Services, and Accessories	24.7	24.3	1.6%	46.7	45.1	3.5%
Total Same Store Gross Profit	$83.0	$81.4	2.0%	154.0	145.2	6.1%
Same Store Powersports GPU(2)	$5,282.3	$5,371.9	(1.7)%	$5,208.5	$5,371.6	(3.0)%
(1) Same store metrics in the table above exclude the impact in all periods of fleet sales and stores permanently closed as of June 30, 2026.
(2) Calculated as total same store powersports gross profit divided by total same store retail units.

Balance Sheet, Liquidity and Cash Flow

The Company ended the quarter with $63.1 million in total cash, inclusive of restricted cash, and $174.4 million of non-vehicle net debt. Availability under the Company's powersports floor plan lines of credit totaled approximately $95.1 million as of June 30, 2026. Total Available Liquidity, defined as total cash plus availability under floorplan credit facilities, was $158.2 million as of June 30, 2026. Cash outflows from operating activities were $27.7 million for the six months ended June 30, 2026, compared to inflows of $4.0 million for the same period in 2025.

Investor Conference Call
The Company's management will host a conference call to discuss these results on August 11, 2026 at 4:30 p.m. Eastern Time. To access the conference call, United States callers may dial 1-800-717-1738 (1-646-307-1865 for callers outside of the United States) and enter conference ID 21498. A live and archived webcast will be accessible from the Company's Investor Relations website at https://investors.ridenow.com.

About the Company
RideNow Group, Inc. (NASDAQ: RDNW) is a powersports dealership group. We believe our powersports business is the largest powersports retail group in the United States, offering a wide selection of new and pre-owned motorcycles, all-terrain vehicles, utility terrain or side-by-side vehicles, personal watercraft, snowmobiles, and other powersports products. We also offer parts, apparel, accessories, finance & insurance products and services, and aftermarket products from a wide range of manufacturers. We are one of the largest purchasers of pre-owned powersports vehicles in the United States and utilize our proprietary RideNow Cash Offer tool to acquire vehicles directly from consumers. To learn more, please visit us online at https://www.ridenow.com.

Forward-Looking Statements
This press release contains "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995, which statements may be identified by words such as "expects," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Forward-looking statements contained in this press release include, but are not limited to, statements about our future results of operations and financial position, our ability to deliver continued growth and long-term shareholder value, business strategy and plans, including the anticipated benefits of our strategic initiatives, industry and business trends, the sufficiency of our liquidity and capital resources, our ability to refinance or repay our indebtedness on or prior to its maturity, including our ability to meet the refinancing milestones under our Credit Agreement, general macroeconomic and market conditions, growth opportunities, same store sales trends and momentum, and our objectives for future operations. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the following: our ability to grow our business both organically and through strategic acquisitions and to realize our plans and strategies; our ability to acquire sufficient powersports inventory to satisfy consumer demand or our expectations for the business; our dependence on key personnel to operate our business and our ability to retain, attract, and integrate qualified personnel; internal control matters; our reliance on third-party financing providers to finance a substantial portion of our customers' powersports vehicle purchases and to supply extended protection products; the success of our marketing and branding efforts and our ability to attract new customers; adverse conditions affecting one or more of the powersports manufacturers with which we hold franchises, or their inability to deliver a desirable mix of vehicles; our dependence on manufacturer relationships and restrictions imposed by vehicle manufacturers; product liability claims and manufacturer safety recalls; natural disasters, adverse weather, and other disruptive events; our ability to adequately protect our intellectual property; and concentration of leases with entities controlled by our directors; our significant indebtedness and its effect on business flexibility; our need to refinance our indebtedness at or prior to its maturity, and our need for additional financing or capital for acquisitions or unforeseen circumstances; our dependence on floor plan facilities for inventory financing, which may be reduced or terminated; and interest rate risk in connection with floor plan payables and other debt instruments; sensitivity of the powersports industry to unfavorable economic conditions and other demand factors; changes in trade policies, including the imposition of tariffs; operating in a highly competitive market for powersports products and services; potential reduction or discontinuation of manufacturer sales incentive, warranty, or promotional programs; and seasonality and weather trends causing fluctuations in revenue and operating results; our reliance on Internet search engines to drive website traffic; potential disruption in service on our websites; cybersecurity risks and incidents affecting our operations and third-party providers; and compliance with privacy, security, and data processing laws and regulations regarding personal information; potential repeal or weakening of state laws protecting powersports retailers; compliance with a wide range of federal, state, and local laws and regulations; and exposure to various legal proceedings, as well as the factors listed under the heading "Forward-Looking Statements" and "Risk Factors" in the Company's SEC filings, as may be updated and amended from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:
investors@ridenow.com
Non-GAAP Measures
To supplement its Unaudited Condensed Consolidated Financial Statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted Free Cash Flow, Non-Vehicle Net Debt, and Adjusted SG&A (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies.

RideNow Group, Inc.
Unaudited Condensed Consolidated Statements of Operations
(amounts in millions, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Powersports vehicles	$219.7	$219.0	$411.6	$391.0
Parts, service and accessories	50.1	52.4	96.8	98.5
Finance and insurance, net	27.0	27.2	48.8	48.3
Vehicle transportation services	—	1.3	—	6.8
Total revenue	296.8	299.9	557.2	544.6
Cost of revenue:
Powersports vehicles	186.1	187.4	350.2	335.2
Parts, service and accessories	25.9	27.5	50.6	52.8
Vehicle transportation services	—	1.1	—	5.5
Total cost of revenue	212.0	216.0	400.8	393.5
Gross profit	84.8	83.9	156.4	151.1
Selling, general and administrative	65.0	66.7	127.1	127.8
Impairment of franchise rights	—	34.0	—	34.0
Depreciation and amortization	1.9	2.0	3.8	4.3
Operating income	17.9	(18.8)	25.5	(15.0)
Other income (expense):
Floor plan interest expense	(2.3)	(2.6)	(4.7)	(5.4)
Other interest expense, net	(9.0)	(10.9)	(18.4)	(21.7)
Other income (expense)	—	0.2	(0.1)	0.4
Total other expense	(11.3)	(13.3)	(23.2)	(26.7)
Income (loss) before income taxes	6.6	(32.1)	2.3	(41.7)
Income tax expense	0.1	0.1	0.1	0.2
Net income (loss)	$6.5	$(32.2)	$2.2	$(41.9)

Earnings (loss) per share
Basic	$0.17	$(0.85)	$0.06	$(1.11)
Diluted	$0.16	$(0.85)	$0.06	$(1.11)

Weighted average number of common shares outstanding
Basic	38,636,799	37,905,484	38,288,260	37,847,638
Diluted	38,955,989	37,905,484	38,658,081	37,847,638

RideNow Group, Inc.
Condensed Consolidated Balance Sheets
 (amounts in millions)

	Jun. 30, 2026	Dec. 31, 2025
ASSETS	(Unaudited)
Current assets:
Cash	$46.7	$29.5
Restricted cash	16.4	13.4
Accounts receivable, net	27.9	28.9
Inventory	308.3	257.4
Prepaid expense and other current assets	4.5	5.5
Total current assets	403.8	334.7
Property and equipment, net	58.8	60.5
Right-of-use assets	145.7	150.4
Franchise rights	127.0	127.0
Other assets	1.0	1.0
Total assets	$736.3	$673.6
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and other current liabilities	$79.5	$77.7
Floor plan notes payable	273.9	218.4
Current portion of debt	0.7	0.4
Total current liabilities	354.1	296.5
Long-term liabilities:
Long-term debt, net of current maturities	212.4	207.2
Long-term portion of operating lease liabilities	123.9	128.0
Other long-term liabilities, including finance lease obligation	54.8	54.4
Total long-term liabilities	391.1	389.6
Total liabilities	745.2	686.1
Commitments and contingencies
Stockholders' deficit:
Additional paid-in capital	705.5	704.1
Accumulated deficit	(710.1)	(712.3)
Treasury stock	(4.3)	(4.3)
Total stockholders' deficit	(8.9)	(12.5)
Total liabilities and stockholders' deficit	$736.3	$673.6

RideNow Group, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(amounts in millions)

	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$2.2	$(41.9)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	3.8	4.3
Amortization of debt discount and issuance costs	3.2	5.0
Stock-based compensation	1.4	0.5
Impairment of franchise rights	—	34.0
Interest paid-in-kind capitalized in debt principal	1.7	1.3
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	1.0	1.5
Inventory	(50.9)	(34.3)
Prepaid expenses and other assets	1.1	1.1
Other liabilities	1.0	1.7
Accounts payable and accrued liabilities	2.9	2.3
Floor plan trade note borrowings, net	4.9	28.5
Net cash (used in) provided by operating activities	(27.7)	4.0
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(2.1)	(2.9)
Capitalization of internal-use software costs	(0.3)	—
Net cash used in investing activities	(2.4)	(2.9)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of debt	(0.2)	(39.0)
Net proceeds on non-trade floor plan facilities	50.6	1.8
Shares redeemed for employee tax obligations	(0.1)	—
Other financing	—	(0.8)
Net cash provided by (used in) financing activities	50.3	(38.0)
NET CHANGE IN CASH	20.2	(36.9)
Cash and restricted cash at beginning of period	42.9	96.7
Cash and restricted cash at end of period	$63.1	$59.8

RideNow Group, Inc.
Non-GAAP Measures
(Unaudited)
(amounts in millions)

EBITDA and Adjusted EBITDA

We define EBITDA as net income (loss) adjusted to add back non-floor plan interest expense, the impact of income taxes, depreciation and amortization. Adjusted EBITDA further adds back non-cash stock-based compensation, [management transition costs, certain litigation expenses not associated with ongoing operations, lease expense associated with favorable related party leases in excess of contractual lease payments, impairment of franchise rights, and certain other costs and credits, as these recoveries, charges and expenses are not considered a part of our core business operations and are not necessarily an indicator of ongoing, future company performance.

EBITDA and Adjusted EBITDA are adjusted to reflect an addback for floor plan interest expense. Our industry typically treats interest expense on vehicle floor plan debt as an operating expense, as vehicle floor plan debt is integral to our operations and is collateralized by our powersports vehicles.

Adjusted EBITDA is one of the primary metrics we use to evaluate the financial performance of our business. We present Adjusted EBITDA because we believe it is helpful in highlighting trends in our operating results and it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry.

A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is provided below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss) (GAAP)	$6.5	$(32.2)	$2.2	$(41.9)
Add back:
Non-floor plan interest expense	9.0	10.9	18.4	21.7
Depreciation and amortization	1.9	2.0	3.8	4.3
Income tax expense	0.1	0.1	0.1	0.2
EBITDA (non-GAAP)	17.5	(19.2)	24.5	(15.7)
Adjustments:
Non-cash stock-based compensation	0.8	0.6	1.4	0.5
Lease expense associated with favorable related party leases in excess of contractual lease payments	0.2	0.2	0.4	0.5
Other costs(1)	2.0	1.6	3.5	3.8
Management transition costs	—	—	—	1.1
Impairment of franchise rights	—	34.0	—	34.0
Adjusted EBITDA (non-GAAP)	$20.5	$17.2	$29.8	$24.2
(1) Other costs, such as costs incurred for litigation not part of our normal, ongoing operations.

RideNow Group, Inc.
Non-GAAP Measures
(Unaudited)
(amounts in millions)

Adjusted Free Cash Flow

Beginning with the period ended June 30, 2026, we now present our non-GAAP cash flow measures as Adjusted Free Cash Flow. We believe this revised metric provides investors with a more representative view of the cash generated by our core operations by incorporating borrowings from non-trade floor plan facilities into operating cash flows to align non-trade inventory financing cash flows with the underlying operational capital structure, as well as normalizing for period-over-period variations. We believe this metric is useful to investors because it provides an additional means to evaluate cash flow trends in the business before considering non-operational or unique working capital financing adjustments.

We define Adjusted Free Cash Flow as GAAP cash flows (used in) or provided by operating activities, adjusted for the net proceeds from (payments on) non-trade floor plan facilities, and cash flows associated with business acquisitions and dispositions, less purchases of property and equipment.

Adjusted Free Cash Flow has limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent residual cash flow available for discretionary expenditures. Therefore, Adjusted Free Cash Flow should be evaluated alongside our Unaudited Condensed Consolidated Statement of Cash Flows prepared in accordance with GAAP.

A reconciliation of cash flows from operating activities to Adjusted Free Cash Flow is provided below:

	Six Months Ended June 30
	2026	2025
Cash flows (used in) provided by operating activities (GAAP)	$(27.7)	$4.0
Net proceeds on non-trade floor plan facilities	50.6	1.8
Purchase of property and equipment	(2.1)	(2.9)
Adjusted Free Cash Flow (non-GAAP)	$20.8	$2.9

Non-Vehicle Net Debt

We define Non-Vehicle Net Debt as total principal of long-term debt, including current maturities, less unrestricted cash. Our restricted cash is principally related to vehicle floor plan debt and is therefore not part of this calculation. Vehicle floor plan debt and finance lease obligations are not included in this measure. We believe that Non-Vehicle Net Debt is useful to investors and analysts as a measure of our financial position. We use Non-Vehicle Net Debt to monitor and compare our financial position from period to period.

A reconciliation of total long-term debt, including current maturities to Non-Vehicle Net Debt is provided below:

	As of Jun. 30, 2026	As of Dec. 31, 2025
Long-term debt, including current maturities (GAAP)	$213.1	$207.6
Add back: unamortized debt discount and issuance costs	8.0	11.2
Principal of long-term debt, including current maturities	221.1	218.8
Less: unrestricted cash	(46.7)	(29.5)
Non-Vehicle Net Debt (non-GAAP)	$174.4	$189.3

RideNow Group, Inc.
Non-GAAP Measures
(Unaudited)
(amounts in millions)

Adjusted SG&A

We define Adjusted SG&A as SG&A adjusted to deduct transaction costs, certain litigation expenses not associated with our ongoing operations, management transition costs and certain other costs, as these charges and expenses are not considered a part of our core business operations and are not necessarily an indicator of the ongoing run rate of our SG&A. We use Adjusted SG&A to measure our progress toward achieving our goals. Adjusted SG&A is a non-GAAP financial measure and should not be used as a replacement for SG&A reported in compliance with GAAP. Adjusted SG&A has certain limitations in that it does not represent the total SG&A for the period. Therefore, we believe it is important to evaluate Adjusted SG&A along with SG&A and our consolidated statements of operations.

A reconciliation of SG&A to Adjusted SG&A is below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
SG&A (GAAP)	$65.0	$66.7	$127.1	$127.8
% of Gross Profit	76.7%	79.5%	81.3%	84.6%
Adjustments:
Lease expense associated with favorable related party leases in excess of contractual lease payments	(0.2)	(0.2)	(0.4)	(0.5)
Other costs(1)	(2.0)	(1.6)	(3.5)	(3.8)
Management transition costs(2)	—	—	—	(1.1)
Adjusted SG&A (non-GAAP)	$62.8	$64.9	$123.2	$122.4
% of Gross Profit(2)	74.1%	77.4%	78.8%	81.0%
(1) Other costs, such as costs incurred for litigation not part of our normal, ongoing operations.
(2) Ratio of Adjusted SG&A to Gross Profit.

RideNow Group, Inc.
Supplementary Data
(Unaudited)

Key Term Loan Credit Agreement Covenant Compliance Calculations as of June 30, 2026(1)

Consolidated Total Net Leverage Ratio		3.2x
Covenant	Maximum Allowed	6.25x

Consolidated Senior Secured Net Leverage Ratio		3.0x
Covenant	Maximum Allowed	6.0x
(1) Calculated in accordance with our credit agreement.